EXHIBIT 2(d)
THE DELTONA CORPORATION




                                                                November 7, 1997

SHARON J. HUMMERHIELM
Vice President-Administration
and Corporate Secretary


Ms. Donna Ansbro
American Stock Transfer &
 Trust Company
40 Wall Street
New York, NY  10005                                     VIA FAX TO: 718/921-8337


         RE: REQUISITION TO ISSUE 6,809,338 SHARES OF COMMON STOCK OF THE DELTONA CORPORATION


Dear Ms. Ansbro:

On November 4, 1997, the shareholders of The Deltona Corporation (the "Corporation") approved the issuance of an aggregate of 6,809,338 shares of common stock of the Corporation to reduce the Corporation's debt. On the same date, the Board of Directors of the Corporation authorized and directed the issuance of an aggregate of 6,809,338 shares of common stock of the Corporation, $1 par value, as original issue in the name of the transferee set forth below.

Enclosed are Certified Resolutions concerning the actions taken by the Board of Directors together with a Secretary's Certificate as to the action taken by the shareholders on November 4, 1997.

The purpose of this letter is to request American Stock Transfer and Trust Company, as registrar and transfer agent of the Common Stock of the Corporation, prepare, countersign and register seven (7) certificates as follows: six (6) certificates each for 1,000,000 shares of common stock in the name of Yasawa Holding, N.V., a Netherlands Antilles corporation, c/o The Deltona Corporation, 999 Brickell Ave, Suite 700, Miami, FL 33131; and one (1) certificate for 809,338 shares of common stock in the name of Yasawa Holding, N.V., a Netherlands Antilles corporation, c/o The Deltona Corporation, 999 Brickell Ave, Suite 700, Miami, FL 33131. The seven certificates to be issued should be stamped or otherwise imprinted with the following legend:

         "THE SHARES  EVIDENCED  BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, ASSIGNED, CONVEYED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR WITHOUT DELIVERY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE DELTONA CORPORATION, THAT REGISTRATION IS NOT REQUIRED"


    Executive Offices * 999 Brickell Avenue, Suite 700 * Miami, Florida 33131
                  305-579-0999*800-333-5866 * Fax:305-358-0999

Ms.  Donna Ansbro
Page Two
November 7, 1997



Should you have any questions regarding the above, please feel free to contact us. Thank you for your prompt attention to this request.

Very truly yours,

THE DELTONA CORPORATION                           THE DELTONA CORPORATION



/s/Sharon J. Hummerhielm                          /s/ Earle D. Cortright, Jr.
---------------------------------------           -----------------------------
Sharon J. Hummerhielm, Vice President &           Earle D. Cortright, President
                       Corporate Secretary

                              CERTIFIED RESOLUTION
                              --------------------

         I, SHARON J. HUMMERHIELM, Vice President and Corporate Secretary of The Deltona Corporation (the "Corporation"), a Delaware corporation qualified to do business in the State of Florida, hereby certify that a meeting of the Board of Directors of the Corporation was duly called and held on the 4th day of November, 1997, and that at such meeting at which a quorum was present and voting throughout, the following preambles and resolutions were duly and unanimously adopted by the Board of Directors of the Corporation:
         WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to reduce the Corporation's debt; and
         WHEREAS, the stockholders have approved an agreement entered into by the Company and its Lenders on August 19, 1997 and approval in principle has been obtained from the Division of Florida Land Sales, Condominiums and Mobile Homes;
         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation does hereby authorize and direct the appropriate officers of the Corporation to do all things and to take all actions as may be necessary or appropriate to consummate the agreement approved by the stockholders on November 4, 1997; and it is further
         RESOLVED, that the appropriate officers of the Corporation shall authorize, direct and empower American Stock Transfer and Trust Company as registrar and transfer agent of the Common Stock of the Corporation to issue 6,809,338 shares of the Common Stock of the Corporation (par value $1.00 per share) to Yasawa Holding, N.V upon the satisfaction of debt of the Corporation to Yasawa Holding, N.V. in the aggregate amount of $6,809,338; and it is further
         RESOLVED, that American Stock Transfer & Trust Company, as transfer agent and registrar of the Common Stock of the Corporation, be and it is hereby authorized, directed and empowered upon written request from the Corporation, signed by two officers of the Corporation, to prepare, countersign, issue and to register certificates for an aggregate of 6,809,338 shares of the Common Stock of the Corporation in the name of Yasawa Holding , N.V. and to deliver the certificates, as an original issue of shares and, when issued, such shares shall be duly and validly issued and outstanding, fully paid and non-assessable; and it is further

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         RESOLVED,  that  the  certificates  registered  in the  name of  Yasawa
Holding, N.V. shall be stamped or otherwise imprinted with the following legend:
"THE SHARES  EVIDENCED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED, ASSIGNED, CONVEYED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR WITHOUT DELIVERY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE DELTONA CORPORATION, THAT REGISTRATION IS NOT REQUIRED"; and it is further
         RESOLVED, that Yasawa Holding, N.V. shall acknowledge, in writing, prior to the delivery to it of the shares, the existence of the foregoing restrictive legend and shall further acknowledge that the shares of the Common Stock of The Deltona Corporation being acquired are for its own account and not with a view towards resale or distribution in violation of the Securities Act of 1933, as amended, and it is further
         RESOLVED, that the appropriate officers of the Corporation be and they are authorized and directed to do all things necessary to convey all unsold land inventory owned by the Corporation in the St. Augustine Shores subdivision to Swan Development Corporation upon the written agreement by Swan Development Corporation to assume all of the Corporation's obligations relating to the St. Augustine Shores Subdivision, including, but not limited to, all of the Corporation's obligations to prior purchasers of property therein; and it is further
         RESOLVED, that the appropriate officers of the Corporation be and they are hereby empowered and directed to execute and deliver any and all closing documents for the sale by the Corporation of $7,500,000 in contracts and mortgages receivable to Scafholding B.V.; and it is further
         RESOLVED, that the appropriate officers of the Corporation be and they are hereby authorized and directed to do all things and to take all such actions as may be necessary or appropriate to carry out the foregoing resolutions."
         As Vice President and Corporate Secretary of The Deltona Corporation, I hereby certify that the foregoing preambles and resolutions have not been repealed, annulled, altered or amended in any

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respect, but remain in full force and effect.
         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The Deltona Corporation this 13 day of November, 1997.



                                         /s/ Sharon J. Hummerhielm
                                         -----------------------------------
                                         Sharon J. Hummerhielm,
                                         Vice President and Corporate Secretary

Signed, sealed and delivered
 in the presence of:


/s/ Nancy Roche
-------------------------------

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
                          ACKNOWLEDGMENT AND AGREEMENT
                       REGARDING RESTRICTIONS ON TRANSFER
                   OF COMMON STOCK OF THE DELTONA CORPORATION
--------------------------------------------------------------------------------

     THE UNDERSIGNED, Yasawa Holding, N. V., a Netherlands Antilles corporation, hereby acknowledges and agrees as follows:

1.       INVESTMENT REPRESENTATION
         -------------------------

         The Undersigned acknowledges that the shares of common stock to be issued by The Deltona Corporation are not registered under the United States Securities Act of 1933 (the "Securities Act") and that the shares must be held indefinitely unless subsequently registered thereunder or an exemption from registration is available. The Undersigned represents and warrants to The Deltona Corporation and to other shareholders that (i) it will acquire the shares for investment and not with the view to the distribution thereof within the meaning of the Securities Act; (ii) it will acquire the shares for its own account and has not offered and does not intend to transfer any participation or interest of any kind in such shares to any other party or parties; and (iii) the receipt of the shares constitutes an investment decision of an amount and type consistent with its investment practices and objectives.

2.       RESTRICTIONS ON TRANSFERABILITY
         -------------------------------

         The Undersigned and any subsequent holder of a certificate of shares bearing the restrictive legend set forth below (hereinafter "Holder") by acceptance thereof agrees, prior to any transfer or attempted transfer of such shares, to give written notice to The Deltona Corporation of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and shall contain an undertaking by the person or entity giving such notice to furnish an opinion of counsel for the Holder with respect tot he proposed sale and such further information as may reasonable be required by The Deltona Corporation. Upon receipt of any such notice, the following provisions shall apply:

         If the proposed transfer of shares (as indicated in written notice to The Deltona Corporation) be effected without registration under the Securities Act, The Deltona Corporation shall so notify Holder and such Holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by Holder to The Deltona Corporation. Each certificate of shares issued upon the transfer of any such shares shall bear the restrictive transfer legend set forth below if such legend is required in order to insure compliance with the applicable provisions of the Securities Act.


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         If  the  proposed  transfer  of  shares  may  not be  effected  without registration under the Securities Act of such shares, The Deltona Corporation shall so notify Holder. The Holder of such shares, by acceptance thereof, agrees as a condition to the issuance thereof, that if the proposed transfer cannot be effected without registration of such shares under the Securities Act, such Holder will not transfer such shares unless they are registered or unless the Securities and Exchange Commissions has stated in writing that it would raise no objection to the proposed transfer.

         The restrictions imposed by this paragraph upon the transferability of any particular share or shares shall cease and terminate concurrently with the sale or other disposition thereof pursuant to and in the manner contemplated by an effective registration statement under the Securities Act, or pursuant to and in accordance with Rule 144 promulgated under the Securities Act (or any similar rule promulgated thereunder). Whenever the restrictions imposed by this Agreement shall terminate, the Holder of any shares shall be entitled to receive from The Deltona Corporation new certificate of shares not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed in this Agreement.

3.       RESTRICTIVE TRANSFER LEGEND
         ---------------------------

         The shares issued by The Deltona Corporation shall not be transferrable except in compliance with the provisions of the Securities Act in respect of the transfer of the shares. each certificate for shares issued shall (unless otherwise permitted herein) be stamped or otherwise imprinted in substantially the following form:

         "THE SHARES  EVIDENCED  BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, ASSIGNED, CONVEYED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR WITHOUT DELIVERY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE DELTONA CORPORATION, THAT REGISTRATION IS NOT REQUIRED"


                                Yasawa Holding N.V.

                                /s/ R. De Meza
--------------------------      ---------------------------------
Witness:                        By: R. De Meza, for Zarf Trust Corporation N.V.,
                                Director


THE NETHERLANDS ANTILLES)
                        )
CITY OF CURACAO         )


     Personally appearing before me this 23rd day of December 1997, an officer duly authorized to administer oaths and take acknowledgments R. DeMeza who is known to me and did execute the foregoing Acknowledgment and Agreement before me and did acknowledge such execution as his/her free act and deed before me. Witness my hand and seal this 23 day of December 1997.


-------------------------
Notary Public:


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